                                                                   EXHIBIT 10.1

                            AGREEMENT AND PLAN OF MERGER

                                    dated as of

                                    June 9, 1999

                                       among

                             Intek Global Corporation,

                               Security Services plc

                                        and

                               IGC Acquisition Corp.




                              WEIL, GOTSHAL & MANGES

                                 TABLE OF CONTENTS

                                                                                  PAGE
1    THE OFFER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

2    THE MERGER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4

3    THE SURVIVING CORPORATION . . . . . . . . . . . . . . . . . . . . . . . . . . .8

4    REPRESENTATIONS AND WARRANTIES OF THE COMPANY . . . . . . . . . . . . . . . . .8

5    REPRESENTATIONS AND WARRANTIES OF PARENT. . . . . . . . . . . . . . . . . . . 14

6    COVENANTS OF THE COMPANY. . . . . . . . . . . . . . . . . . . . . . . . . . . 16

7    COVENANTS OF PARENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18

8    COVENANTS OF THE PARTIES. . . . . . . . . . . . . . . . . . . . . . . . . . . 19

9    CONDITIONS TO THE MERGER. . . . . . . . . . . . . . . . . . . . . . . . . . . 21

10   TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

11   MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23

ANNEX I                                                                            30

EXHIBIT A  DIRECTORS OF THE SURVIVING CORPORATION                                  32


                          AGREEMENT AND PLAN OF MERGER

       AGREEMENT AND PLAN OF MERGER dated as of June 9, 1999 (the "AGREEMENT") among Intek Global Corporation, a Delaware corporation (the "COMPANY"), Security Services plc, a public limited company incorporated under the laws of England and Wales ("PARENT"), and IGC Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("MERGER SUB").

       WHEREAS, as of the date hereof, the Company's authorized capital stock consists of shares of common stock, par value $.01 per share ("SHARES"), and shares of Series A Convertible Preferred Stock, par value $.001 per share ("SERIES A PREFERRED SHARES"), of which 42,303,038 Shares and 12,408 Series A Preferred Shares are outstanding as of June 7, 1999 and Parent and its affiliates are the beneficial owners of an aggregate of 25,937,042 Shares and 12,408 Series A Preferred Shares;

       WHEREAS, Parent and Merger Sub wish to consummate the transactions contemplated by this Agreement pursuant to which, subject to the terms and conditions set forth in this Agreement, Merger Sub will (i) commence an offer to purchase any and all of the outstanding Shares (the "OFFER") and (ii) merge with and into the Company (the "MERGER") and the Company will become a wholly owned subsidiary of Parent;

       WHEREAS, the Board of Directors of the Company (at a meeting duly called and held, and acting on the unanimous recommendation of a special committee of the Board of Directors of the Company comprised entirely of non-management independent directors (the "INDEPENDENT COMMITTEE")), has, with two abstentions, unanimously approved this Agreement and the transactions contemplated hereby and has declared their advisability and has, with two abstentions, unanimously determined that the Offer and the Merger are fair to, and in the best interests of, the holders of Shares (other than Parent and its affiliates) and that the Merger Consideration is fair to the holders of Shares (other than Parent and its affiliates) and has resolved to recommend that the holders of Shares (other than Parent and its affiliates) tender their Shares pursuant to the Offer and approve and adopt this Agreement and the Merger upon the terms and subject to the conditions set forth herein; and

       WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger.

       NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

1      THE OFFER

1.1    (a)    Subject to the provisions of this Agreement, and provided this
       Agreement shall not have been terminated in accordance with Section 10.1 hereof and that nothing shall have occurred that would result in a failure to satisfy any of the conditions set forth is paragraphs (a) and
       (b) of Annex I hereto, Merger Sub shall, as promptly as practicable after the date hereof, but in no event later than five business days following the date of public announcement of the execution of this Agreement, commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "1934 ACT")) the Offer at a price of $2.75 per Share, net to the seller in cash, without interest and less any required transfer and withholding taxes. The Offer shall be subject to the condition that there shall be validly tendered (and not withdrawn) in accordance with the terms of the Offer, prior to the expiration date of the Offer, at least that number of Shares (not including Shares tendered by Parent, Merger Sub or any affiliate of Parent), which is the smallest number of Shares that represents a majority of the outstanding Shares (excluding for purposes of this calculation all Shares owned by Parent, Merger Sub or any affiliate of Parent and any Shares held in Intek employee stock plans that cannot be tendered pursuant to the terms of those plans) (the "MINIMUM CONDITION"), and to the other conditions set forth herein and in Annex I hereto. Notwithstanding the foregoing, Merger Sub expressly reserves the right to waive any of the conditions to the Offer and to make any change in the terms or conditions of the Offer; PROVIDED, HOWEVER, that without the prior written consent of the Company, Merger Sub shall not waive the Minimum Condition or make any change in the Offer that changes the form of the Offer or of the consideration or decreases the price per share, except as provided in Section 2.7 hereof, or that imposes conditions to the Offer in addition to those set forth herein and in Annex I hereto, or that is otherwise materially adverse to the holders of Shares (other than Parent and its affiliates). The Offer shall expire at midnight on the expiration date. The initial scheduled expiration date of the Offer shall be the date that is 20 business days following the date of commencement of the Offer. If on any scheduled expiration date of the Offer all conditions to the Offer shall not have been satisfied or waived, Merger Sub shall extend the Offer from time to time until such conditions have been satisfied or waived; PROVIDED that Merger Sub shall have no obligation to extend the Offer beyond the date 60 days after commencement of the Offer, nor shall it have the right to extend the Offer beyond the date 60 days after commencement of the Offer without the prior written consent of the Company (except pursuant to the next sentence). If on any scheduled expiration date of the Offer all conditions to the Offer (including the Minimum Condition) shall have been satisfied but the sum of (i) the number of Shares tendered
       (and not withdrawn) pursuant to the Offer plus (ii) the number of Shares held by Parent, Merger Sub or any other affiliate of Parent that have not been tendered pursuant to the Offer, including Shares issuable to any of them upon conversion of Series A Preferred Shares and convertible debt of the Company held by any of them, represent less than 90% of the outstanding Shares on a fully-diluted basis
       (except that unexercised Options shall not be treated as outstanding for this purpose), Merger Sub shall also have the right to extend the Offer from time to time without the consent of the Company (for not more than an aggregate of 10 business days) in order to permit Merger
       Sub to solicit the tender of additional Shares pursuant to the Offer. Notwithstanding anything to the contrary set forth in this Agreement or in Annex I, if the Offer is extended in accordance with the foregoing following satisfaction of the Minimum Condition, the Minimum Condition shall be deemed to remain satisfied regardless of any withdrawal of previously tendered shares during the extension period. Subject to the foregoing and to the terms and conditions of the Offer, Merger Sub agrees to pay, as promptly as reasonably practicable after the expiration of the Offer, for all Shares properly tendered and not withdrawn pursuant to the Offer that Merger Sub is obligated to purchase.

       (b) As soon as practicable on the date of commencement of the Offer, Merger Sub shall file with the Securities and Exchange Commission (the "SEC") a Transaction Statement on Schedule 13E-3 pursuant to Rule 13e-3 of the 1934 Act ("SCHEDULE 13E-3") and a Tender Offer Statement on Schedule 14D-1 pursuant to Rule 14d-6 of the 1934 Act ("SCHEDULE 14D-1") with respect to the Offer. Schedule 13E-3 and Schedule 14D-1, together with the related offer to purchase and the form of the related letter of transmittal and any supplements or amendments thereto and including the exhibits thereto, are hereinafter collectively referred to as the "OFFER DOCUMENTS." Merger Sub and the Company each agrees promptly to correct any information provided by it for use in the Offer Documents if and to the extent that it shall have become false or misleading in any material respect. Merger Sub agrees to take all steps necessary to cause the Offer Documents, as so corrected if applicable, to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. The Company, the Independent Committee and their respective counsel shall be given a reasonable opportunity to review and comment on the Offer Documents and any amendments thereto prior to their being filed with the SEC. Merger Sub will furnish to the Company a copy of any comments that Merger Sub may receive from the SEC with respect to the Offer Documents promptly after receipt thereof.

       1.2 COMPANY ACTION. (a) The Company hereby consents to the Offer and represents that its Board of Directors, at a meeting duly called and held on June 7, 1999, and acting on the unanimous recommendation of the Independent Committee, has, with two abstentions, (i) unanimously determined that the terms and conditions of this Agreement and the transactions contemplated hereby, including the Offer and the Merger, are fair to and in the best interest of the holders of Shares (other than Parent and its affiliates), and that the Merger Consideration is fair to the holders of Shares (other than Parent and its affiliates), (ii) unanimously approved this Agreement and the transactions contemplated hereby, including the Offer and the Merger, and declared their advisability and (iii) unanimously resolved to recommend acceptance of the Offer and approval and adoption of this Agreement and the Merger by its stockholders. The Company further represents that Bear Stearns & Co. Inc., the Independent Committee's independent financial advisor, has delivered to the Independent Committee its written opinion that the Merger Consideration and the Merger is fair to the holders of Shares (other than Parent and its affiliates) from a financial point of view.

       (b) In connection with the Offer, the Company will promptly furnish Parent with mailing labels addressed to the record holders of the Shares and any available listing or computer file containing the names and addresses of all record holders of Shares and lists of securities positions of Shares held in stock depositories, in each case as of the most recent practicable date, and will provide to Parent such additional information (including, without limitation, updated lists of stockholders, mailing labels and lists of securities positions) and such other assistance as Parent may reasonably request in disseminating the Offer Documents to the record and beneficial holders of the Shares. Except for such steps as are reasonably necessary to disseminate the Offer Documents and any other documents as are reasonably necessary in connection with the Offer and the other transactions contemplated by this Agreement, Parent and Merger Sub shall hold in confidence the information contained in any of such lists, labels and files and the additional information referred to in the preceding sentence; will use such information only in connection with the Offer and the Merger; and, if this Agreement is terminated, will, upon request, deliver to the Company all tangible embodiments of such information, including but not limited to tangible embodiments in written form or on machine-readable media, and any copies or extracts therefrom then in its possession; PROVIDED that it is expressly understood that this sentence shall not limit any rights that Parent or its affiliates may have under applicable law to obtain and use a list of stockholders of the Company or any other information pertaining to the Company.

       (c) As soon as practicable on the day that the Offer is commenced, the Company will file with the

              SEC a Solicitation/Recommendation Statement pursuant to Rule 14d-9 under the 1934 Act on Schedule 14D-9 ("SCHEDULE 14D-9") which shall reflect the recommendations of the Company's Board of Directors referred to above. The Company and Parent each agrees promptly to correct any information provided by it for use in Schedule 14D-9 to the extent that it shall have become false or misleading in any material respect. The Company agrees to take all steps necessary to cause Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. Parent and its counsel shall be given a reasonable opportunity to review and comment on Schedule 14D-9 prior to its being filed with the SEC. The Company will furnish to Parent and Merger Sub a copy of any comments that the Company may receive from the SEC with respect to Schedule 14D-9 promptly after receipt thereof.

       2      THE MERGER

       2.1 THE MERGER. (a) At the Effective Time, Merger Sub shall be merged with and into the Company in accordance with the General Corporation Law of the State of Delaware ("DELAWARE LAW"), whereupon the separate existence of Merger Sub shall cease, and the Company shall be the surviving corporation (the "SURVIVING CORPORATION"), shall continue its existence under Delaware Law and shall be a wholly owned subsidiary of Parent.

       (b) The closing (the "CLOSING") of the Merger shall take place at the offices of Weil, Gotshal & Manges, London, England, at a time and on a date specified by the parties (the "CLOSING DATE"), which shall be no later than the second business day after all conditions to the Merger set forth in Article 9 have been satisfied or, to the extent permitted hereunder, waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions).

       (c) As soon as practicable on or following the Closing Date, the Company and Merger Sub will cause a certificate of merger (the "CERTIFICATE OF MERGER") to be executed and filed with the Secretary of State of the State of Delaware as provided in
              Section 251 of Delaware Law (or, if applicable, Section 253 of Delaware Law) and will make all other filings or recordings required by Delaware Law in connection with the Merger. The Merger shall become effective on the date and at the time on which the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware (or at such later time as may be agreed in writing by the parties hereto and specified in the Certificate of Merger); such time is hereinafter referred to as the "EFFECTIVE TIME."

       (d) From and after the Effective Time, the Surviving Corporation shall possess all the property, rights, assets, immunities, powers, privileges and franchises and be subject to all debts, obligations, liabilities, duties, restrictions and disabilities of the Company and Merger Sub (including obligations to pay all fees and expenses incurred by the Company in connection with the Offer and the Merger), all as provided under Delaware Law.

       2.2    CONVERSION OF SHARES.         At the Effective Time:

       (a) each Share (excluding Shares held in the treasury of the Company or Shares owned by Parent or Merger Sub or any affiliate of Parent) outstanding immediately prior to the Effective Time shall, except as otherwise provided in Section 2.2(b) hereof or as provided in Section 2.4 hereof with respect to Shares as to which appraisal rights have been exercised, be converted into the right to receive $2.75 per Share, net in cash, without interest and less any required withholding or transfer taxes (the "MERGER CONSIDERATION");

       (b) each Share held in the treasury of the Company or owned by Parent or Merger Sub or any other affiliate of Parent immediately prior to the Effective Time shall be canceled and retired without any conversion, and no payment shall be made with respect thereto;

       (c) each Series A Preferred Share shall be canceled and retired without any conversion, and no payment shall be made with respect thereto; and

       (d) each share of common stock, $.01 par value, of Merger Sub outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock, $.01 par value, of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

       2.3    SURRENDER AND PAYMENT.      (a)  Prior to the Effective Time,
              Parent shall appoint an agent (the "EXCHANGE AGENT") reasonably acceptable to the Company for the purpose of exchanging certificates representing Shares for the Merger Consideration. Subject to consummation of the Merger, Parent will make available to the Exchange Agent, as needed, the Merger Consideration to be paid in respect of the Shares surrendered for payment. For purposes of determining the funds to be made available, Parent shall assume that no holder of Shares will perfect rights to appraisal of their Shares. Promptly after the Effective Time, Parent will send, or will cause the Exchange Agent to send, to each holder of Shares at the Effective Time a letter of transmittal for use in such exchange (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the certificates representing Shares to the Exchange Agent).

       (b) Each holder of Shares that have been converted into a right to receive the Merger Consideration, upon surrender to the Exchange Agent of a certificate or certificates representing such Shares, together with a properly completed letter of transmittal covering such Shares, will be entitled to receive the Merger Consideration payable in respect of such Shares. Until so surrendered, each such certificate shall, after the Effective Time, represent for all purposes, only the right to receive such Merger Consideration.

       (c) If any portion of the Merger Consideration is to be paid to a person other than the registered holder of the Shares represented by the certificate or certificates surrendered in exchange therefor, there shall be a condition to such payment that the certificate or certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a person other than the registered holder of such Shares or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

       (d) After the Effective Time, there shall be no further registration of transfers of Shares. If, after the Effective Time, certificates representing Shares are presented to the Surviving Corporation, they shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article 2. From and after the Effective Time, the holders of certificates representing Shares shall cease to have any rights with respect to such Shares except as otherwise provided for herein or by applicable law. Any Merger Consideration paid upon the surrender for exchange of certificates representing Shares in accordance with this Article 2 shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares represented by such certificates.

       (e) If any certificate representing Shares has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if reasonably required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against claims that may be made against it with respect to such certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed certificate the Merger Consideration to which such person is entitled pursuant to this Article 2.

       (f) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to this Section 2.3 that remains unclaimed by the holders of Shares six months after the Effective Time shall be returned to the Surviving Corporation, upon demand, and any such holders who have not exchanged their Shares for the Merger Consideration in accordance with this
              Section 2.3 prior to that time shall thereafter look only to the Surviving Corporation for payment of the Merger Consideration in respect of those Shares. Notwithstanding the foregoing, Parent shall not be liable to any holder of Shares for any amount paid to a public official pursuant to applicable abandoned property laws. Any stockholders of the Company who have not complied with Section 2.3(b) hereof shall thereafter look only to the Surviving Corporation for payment of any claim they may have to receive the Merger Consideration, but shall have no greater rights against the Surviving Corporation than may be accorded to general creditors of the Surviving Corporation under the Delaware Law.

       (g) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to this Section 2.3 to pay for Shares for which appraisal rights have been perfected shall be returned to Parent, upon demand.

       2.4 DISSENTING SHARES. Notwithstanding Section 2.2 hereof, Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such Shares in accordance with Delaware Law shall not be converted into a right to receive the Merger Consideration, unless such holder fails to perfect or withdraws or otherwise loses its right to appraisal. If, after the Effective Time, such holder fails to perfect or withdraws or loses its right to appraisal, such Shares shall be treated as if they had been converted as of the Effective Time into a right to receive the Merger Consideration. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of Shares, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands, pursuant to the applicable provisions of Delaware Law. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands.

       2.5 TREATMENT OF OPTIONS. (a) Prior to the Effective Time, the Board of Directors of the Company (or, if appropriate, any committee thereof) shall use its commercially reasonable efforts to adopt appropriate resolutions and take all other actions necessary to provide that if the Closing occurs each outstanding stock option (each, an "OPTION") granted under the Company's 1988 Key Employee Incentive Stock Option Plan, the 1994 Stock Option Plan and the 1994 Director's Option Plan, the 1997 Performance and Equity Incentive

              Plan (collectively, the "COMPANY STOCK OPTION PLANS"), whether or not then vested or exercisable, shall, at the Effective Time, be canceled, and in consideration thereof, the Company shall offer to pay to the holder of each such Option promptly after the Effective Time an amount in cash determined by multiplying
              (i) the excess, if any, of the amount of the Merger Consideration over the applicable per-Share exercise price of such Option by
              (ii) the number of Shares such holder could have purchased (assuming full vesting of all Options) had such holder exercised such Option in full immediately prior to the Effective Time; PROVIDED, HOWEVER, that, with the consent of Parent, the Company may offer to pay alternative consideration to the holders of options that are "out of the money".

       (b) Prior to the Effective Time, each of the Company and Parent will use its commercially reasonable efforts to obtain such consents, if any, as may be necessary to give effect to the transactions contemplated by this Section 2.5. As provided herein and subject to the contractual rights of participants therein, (i) the Company Stock Option Plans shall terminate as of the Effective Time and (ii) the Company shall use commercially reasonable efforts to terminate as of the Effective Time any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any of its subsidiaries. The Company will use its commercially reasonable efforts (i) to take steps necessary to ensure that none of the Company or its subsidiaries is or will be bound by any Options, other options, warrants, right or agreements which would entitle any person, except as otherwise provided in this Section 2.5, to acquire any capital stock of the Surviving Corporation or to receive any payment in respect thereof, and (ii) to cause such Options, other options, warrants, rights or agreements to be cancelled or cause the holders thereof to agree to such cancellation thereof as provided herein. Notwithstanding anything herein to the contrary, Parent and Merger Sub shall not have any right to terminate this Agreement or any of its obligations hereunder, including, without limitation, the obligation to consummate the Offer and the Merger, solely based upon the Company's failure to use its commercially reasonable efforts to amend, settle, terminate or cancel the option set forth in Section 5 of the Master Distribution Agreement, dated as of September 14, 1998, between the Company and NRTC LLC.

       2.6 WITHHOLDING RIGHTS. The Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable to any person pursuant to this Article (and pay over to the appropriate governmental authority) such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by the Surviving Corporation.

       2.7 CHANGES IN COMPANY SHARES. If, subsequent to the date of this Agreement but prior to the Effective Time, the Company changes the number of Shares outstanding as a result of any stock split, stock dividend, recapitalization or similar transaction, then appropriate adjustments shall be made in all amounts payable pursuant to this Agreement, including, without limitation, the cash consideration payable pursuant to the Offer, the Merger Consideration and the amounts payable pursuant to Section 2.5 hereof.

3      THE SURVIVING CORPORATION

3.1 CERTIFICATE OF INCORPORATION. The certificate of incorporation of the Company in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation from and after the Effective Time until amended in accordance with Delaware Law.

3.2 BYLAWS. The bylaws of Merger Sub in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

3.3 DIRECTORS AND OFFICERS. (a) From and after the Effective Time, the board of directors of the Surviving Corporation shall consist of the persons named on Exhibit A hereto. Such directors shall serve until their respective successors are duly elected or appointed and qualified or until their resignation, removal or death, if earlier.

(b) From and after the Effective Time, the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation. Such officers shall serve until their respective successors are duly elected or appointed and qualified or until their resignation, removal or death, if earlier.

4      REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Notwithstanding anything to the contrary set forth in this Article 4 or elsewhere in this Agreement, the Company shall not be obligated to include in the Company Disclosure Schedule disclosures concerning the terms or provisions of any agreement, note, security, instrument, transaction or undertaking between the Company or any of its affiliates and Parent or any of its affiliates, or issued by the Company to Parent or any of its affiliates, and the Company shall not be considered to be in breach of any representation or warranty in this Agreement as a result of the failure to include any such disclosure in the Company Disclosure Schedule.

The Company represents and warrants to Parent and Merger Sub that, except as disclosed in writing to Parent in the Company's disclosure schedule attached hereto (the "COMPANY DISCLOSURE SCHEDULE") (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein) or in the Company SEC Documents (as defined in Section 4.7(a) hereof):

4.1 CORPORATE EXISTENCE AND POWER. The Company (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and (ii) has all requisite corporate powers and authority to own, lease and operate its properties and to conduct its business as now being conducted, except where the failure to have such power and authority would not, individually or in the aggregate, have a material adverse effect on the Company. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the Company.

4.2 CORPORATE AUTHORIZATION; REQUIRED VOTE. (a) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the Company's corporate powers and, except for any required approval by the Company's stockholders in connection with the consummation of the Merger, have been duly authorized by all necessary corporate action, including, without limitation, action by the Board of Directors of the Company.
       This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent transfer and other similar laws affecting creditors' rights generally and by equitable principles of general applicability.

(b) The affirmative vote of the holders of a majority of the outstanding Shares is the only vote of the holders of any class or series of the Company's capital stock (under applicable law or otherwise) necessary to approve the Merger, this Agreement and the transactions contemplated hereby.

4.3 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby require no action by or filing with any governmental body, agency, official or authority other than (a) the filing of the Certificate of Merger in accordance with Delaware Law, and
       (b) compliance with the requirements of the 1934 Act applicable to the Company Disclosure Documents.

4.4 NON-CONTRAVENTION. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not (a) contravene or conflict with the certificate of incorporation or bylaws of the Company;
       (b) assuming compliance with the matters referred to in Section 4.3 hereof, and further assuming the accuracy of the representations and warranties of Parent and Merger Sub and their performance of their covenants and agreements under this Agreement, contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, injunction, order or decree binding upon or applicable to the Company or any of its subsidiaries which would, in any such case, have a reasonable probability of having a material adverse effect on the Company; (c) constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Company or any of its subsidiaries or to a loss of any benefit to which the Company or any of its subsidiaries is entitled under any provision of any agreement or other instrument binding upon the Company or any of its subsidiaries or any license, franchise, permit, certificate, approval or other similar authorization held by the Company or any of its subsidiaries which would, in any such case, have a material adverse effect on the Company; or (d) result in the creation or imposition of any Lien on any asset of the Company or any of its subsidiaries which would have a reasonable probability of having a material adverse effect on the Company. "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset.

4.5 CAPITALIZATION. The authorized capital stock of the Company consists of 60,000,000 Shares and 1,000,000 Series A Preferred Shares. As of June 7, 1999, there were 42,303,038 Shares and 12,408 Series A Preferred Shares outstanding. As of June 4, 1999, there were Options to purchase 4,135,666 Shares outstanding at exercise prices as disclosed in Section
       4.5 of the Company Disclosure Schedule. All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. As of the date hereof there are no outstanding (a) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, (b) options or other rights to acquire from the Company or other obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company or (c) equity equivalents, interests in ownership or earnings of the Company or other similar rights (including stock appreciation rights) in the Company. There are no outstanding obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any securities referred to in clauses (a),
       (b) or (c) above (collectively referred to as the "COMPANY SECURITIES"). There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company or any of its subsidiaries is a party or to which it is bound relating to the voting of any shares of capital stock of the Company.

4.6    SUBSIDIARIES.  (a)   Each subsidiary of the Company is a corporation duly
       incorporated or an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, as the case may be; and has all corporate powers and authority to own, lease and operate its properties and to conduct its business as now being conducted, except where the failure to be so incorporated or organized, existing and in good standing or to have such power and authority would not, individually or in the aggregate, have a material adverse effect on the Company. Each subsidiary of the Company is duly qualified to do business and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the Company. Set forth in Section 4.6 of the Company's Disclosure
       Schedule is the name of each of the subsidiaries of the Company. The outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued and are fully paid and non-assessable.

(b) All of the outstanding capital stock of, or other voting securities or ownership interests in, each subsidiary of the Company is owned by the Company, directly or indirectly, free and clear of any perfected Lien, free and clear of any unperfected Lien known to the Company and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests), other than any restrictions imposed under the Securities Act of 1933 (the "1933 ACT") or similar state law. Except as set forth in this Section or in Section 4.6 of the Company's Disclosure Schedule and except for qualifying shares, there are no outstanding (i) shares of capital stock or other voting securities or ownership interests in any of the Company's subsidiaries owned by persons other than the Company or its wholly owned subsidiaries, (ii) securities of the Company or any of its subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any of the Company's subsidiaries, (iii) options or other rights to acquire from the Company or any of its subsidiaries, or other obligation of the Company or any of its subsidiaries to issue, any capital stock or other voting securities or equity ownership interests in, or any securities convertible into or exchangeable for any capital stock or other voting securities or equity ownership interests in, any of the Company's subsidiaries or (iv) equity equivalents, interests in ownership or earnings of any of the Company's subsidiaries or any other similar rights (including stock appreciation rights) in any subsidiary of the Company. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company or any of its subsidiaries is a party or to which it is bound relating to the voting of any shares of capital stock by any subsidiary of the Company. There are no outstanding obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any of the securities referred to in clauses (i), (ii), (iii) or (iv) above.

(c) Neither the Company nor any of its subsidiaries own, beneficially or of record, any shares or capital stock or any other security of any corporation or other legal entity, or has any option or obligation to acquire any such stock or other security, or has any investments in securities or owns, directly or indirectly, any interest in any partnership, joint venture or other business enterprise.

4.7 SEC FILINGS. (a) Since October 1, 1996, the Company has timely filed all required forms, reports and documents with the SEC required to be filed by it pursuant to federal securities law and the SEC rules and regulations thereunder (collectively (including, without limitation, any financial statements or schedules included or incorporated therein) the "COMPANY SEC DOCUMENTS") all of which have complied as of their respective filing dates in all material respects with all applicable requirements of the 1933 Act and the 1934 Act, and the rules promulgated thereunder.

(b) As of its filing date, each Company SEC Document filed pursuant to the 1934 Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(c) As of its filing date, each Company SEC Document, as amended or supplemented, if applicable, filed pursuant to the 1933 Act did not, as of the date such statement or amendment became effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

4.8 FINANCIAL STATEMENTS. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included in the Company SEC Documents fairly present, in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of unaudited interim financial statements) except that interim financial statements do not contain all the footnote disclosures required by GAAP. For purposes of this Agreement, "BALANCE SHEET" means the consolidated balance sheet of the Company as of March 31, 1999 set forth in the Company's quarterly report on Form 10-Q for the fiscal quarter ended March 31, 1999 and "BALANCE SHEET DATE" means March 31, 1999.

4.9 DISCLOSURE DOCUMENTS. (a) Each document required to be filed by the Company with the SEC in connection with the transactions contemplated by this Agreement (the "COMPANY DISCLOSURE DOCUMENTS"), including, without limitation, Schedule 14D-9 and the information statement of the Company (the "COMPANY INFORMATION STATEMENT"), if any, to be filed with the SEC in connection with the Merger, and any amendments or supplements thereto, will, when filed, comply as to form in all material respects with the applicable requirements of the 1934 Act.

(b) At the time the Company Information Statement, if one is required, or any amendment or supplement thereto, is first mailed to stockholders of the Company, the Company Information Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. At the time of the filing of any Company Disclosure Document (other than the Company Information Statement) or any supplement or amendment thereto and at the time of any distribution thereof, such Company Disclosure

       Document will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this
       Section 4.9(b) will not apply to statements included in or omissions from the Company Disclosure Documents based upon information furnished to the Company in writing by Parent specifically for use therein.

(c) The information with respect to the Company or any of its subsidiaries that the Company furnishes to Parent in writing specifically for use in the Offer Documents will not, at the time of the filing thereof, at the time of any distribution thereof and at the time of consummation of the Offer, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

4.10 ABSENCE OF CERTAIN CHANGES. Since the Balance Sheet Date and through the date of this Agreement, the business of the Company and its subsidiaries has been conducted in the ordinary course consistent with past practices and there has not been:

(a) any event, occurrence, development, facts or state of circumstances which has had, or would have, individually or in the aggregate, a material adverse effect on the Company;

(b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company or its subsidiaries (other than dividends and distributions by a direct or indirect wholly owned subsidiary of the Company), or any repurchase, redemption or other acquisition by the Company or any of its subsidiaries of any outstanding shares of capital stock or other equity securities of, or other equity ownership interests in, the Company or any of its subsidiaries;

(c) any offer, sale, issue or grant, or any authorized or proposed offering, sale, issuance or grant, of any shares of capital stock of, or other equity interests in, or any securities convertible into or exchangeable for (or acceleration of any right to convert or exchange securities for) any shares of capital stock of, or other equity interests in, or any options, warrants or rights of any kind to acquire any shares of capital stock of, or other equity interests in, or any other voting securities of, the Company or any of its subsidiaries, or any "phantom" stock, "phantom" stock rights, stock appreciation rights or stock-based performance units, other than issuances of Shares upon the exercise of the Options outstanding prior to the date of this Agreement in accordance with the terms thereof;

(d) any amendment of any material term of any outstanding Company Securities or securities of any of its subsidiaries;

(e) any incurrence, assumption or guarantee by the Company or any of its subsidiaries of any material indebtedness for borrowed money other than
       (i) in the ordinary course of business consistent with past practices,
       (ii) under credit facilities of the Company or any of its subsidiaries as in effect as of the date of this Agreement or (iii) indebtedness of a wholly owned subsidiary of the Company to the Company or to another wholly owned subsidiary of the Company or by the Company to a wholly owned subsidiary of the Company;

(f) any creation or other incurrence by the Company or any of its subsidiaries of any material Lien on any material asset other than in the ordinary course of business consistent with past practices;

(g) any making of any material loan, advance or capital contributions to or investment in any person other than loans, advances, capital contributions or investments made (i) in the ordinary course of business consistent with past practices or (ii) by a wholly owned subsidiary of the Company to the Company or to another wholly owned subsidiary of the Company or by the Company to a wholly owned subsidiary of the Company;

(h) any change in any accounting or tax accounting principle (or the early adoption of a change required under any accounting principle) by the Company or any of its subsidiaries, except for any such change required by reason of a concurrent change in GAAP, Regulation S-X promulgated under the 1934 Act ("REGULATION S-X") or applicable law or regulation; or

(i) any (i) grant of any severance or termination pay to any director or officer of the Company or any president of any of its material subsidiaries, (ii) increase in benefits payable to any director or officer of the Company or any president of any of its material subsidiaries under any existing severance or termination pay policies or employment agreements, (iii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director or officer of the Company or any president of any of its material subsidiaries or (iv) establishment, adoption or amendment (except as required by applicable law) of any collective bargaining, bonus, profit-sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any director or officer of the Company or any president of any of its subsidiaries.

4.11 NO UNDISCLOSED MATERIAL LIABILITIES. To the Company's knowledge, there are no liabilities of the Company or any of its subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than:

(a) liabilities or obligations reflected, reserved for or otherwise provided for in the Balance Sheet;

(b) liabilities or obligations reflected in the notes to the Company's audited financial statements for the fiscal year ended September 30, 1998;

(c) liabilities or obligations which would not, individually or in the aggregate, have a reasonable probability of having a material adverse effect on the Company;

(d) liabilities or obligations contemplated by this Agreement, the Company's Disclosure Schedule, the Offer Documents or the Company Disclosure Documents or otherwise relating to the Offer, the Merger or the other transactions contemplated hereby; and

(e)    liabilities or obligations incurred in the ordinary course of business.

4.12 LITIGATION; COMPLIANCE WITH LAWS; PERMITS. Except as set forth in the Company SEC Documents prior to the date hereof, there is no claim, suit, action or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or any of their properties or assets that, individually or in the aggregate, (a) has had a material adverse effect on the Company or (b) as of the date hereof, questions the validity of this Agreement or any action to be taken by the Company in connection with the consummation of the transactions contemplated hereby or could otherwise prevent or delay the consummation of the transactions contemplated by this Agreement, and the Company and each of its subsidiaries is and has been in compliance with and, to the knowledge of the Company, is not under investigation with respect to, and has not been threatened to be charged with or given notice of any violation of, any applicable law, rule, regulation, judgment, injunction, order or decree, except for such matters as would not, individually or in the aggregate, have a material adverse effect on the Company. The Company and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all governmental authorities necessary for the lawful conduct of their respective businesses (the "COMPANY PERMITS"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which would not have, individually or in the aggregate, a material adverse effect on the Company and are in compliance with the terms of the Company Permits, except where the failure to so comply would not have, individually or in the aggregate, a material adverse effect on the Company.

4.13 BROKERS' FEES. Except for Bear, Stearns & Company, Inc., which has been engaged by the Company on behalf of the Independent Committee, and a copy of whose engagement agreement has been provided to Parent, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company or any of its subsidiaries who is entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

4.14   NO OTHER REPRESENTATIONS OR WARRANTIES.   The Company shall not be deemed
       to have made to Parent or Merger Sub any representation or warranty other than as expressly set forth in this Article 4. Without limiting the generality of the foregoing, and notwithstanding any representations or warranties otherwise expressly made by the Company, the Company does not make any representation or warranty to Purchaser or Merger Sub with respect to (i) any projections, estimates or budgets of future revenues, expenses, financial condition or results of operations of the Company heretofore delivered to or made available to Parent, or (ii) except as expressly set forth herein, any other information or documents (financial or otherwise) with respect to the Company heretofore delivered to or made available to Parent or its counsel, accountants or advisors.

5      REPRESENTATIONS AND WARRANTIES OF PARENT

Parent and Merger Sub represent and warrant to the Company that:

5.1    CORPORATE EXISTENCE AND POWER; OWNERSHIP OF COMPANY STOCK.

(a) Each of Parent and Merger Sub (i) is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and (ii) has all requisite corporate powers and authority to own, lease and operate its properties and to conduct its business as now being conducted, except where the failure to have such power and authority would not, individually or in the aggregate, have a reasonable probability of having a material adverse effect on Parent. Parent is a direct wholly-owned subsidiary of Securicor plc. All or substantially all of the consolidated operations of Securicor plc are conducted through Parent and its subsidiaries. Since the date of its incorporation, Merger Sub has not engaged in any activities or incurred any liabilities other than in connection with its incorporation or in connection with or as contemplated by this Agreement.

(b) As of the date hereof and immediately prior to the consummation of the Offer, (i) Parent and its affiliates beneficially own and will beneficially own 25,937,042 Shares and 12,408 Series A Preferred Shares and (ii) an indirect wholly-owned subsidiary of Parent owns and will own all of the outstanding shares of Merger Sub.

5.2    CORPORATE AUTHORIZATION.    The execution, delivery and performance by
       Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby are within the corporate powers of Parent and Merger Sub and have been duly authorized by all necessary corporate action. Parent and Merger Sub each hereby represents that its Board of Directors has approved the Agreement and the transactions contemplated hereby, including, without limitation, the Offer and the Merger. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and constitutes a valid and binding agreement of each of Parent and Merger Sub enforceable against each of them in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent transfer and other similar laws affecting creditors' rights generally and by equitable principles of general applicability.

5.3 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than (a) the filing of the Certificate of Merger in accordance with Delaware Law, and (b) compliance with the requirements of the 1934 Act applicable to the Offer Documents.

5.4    NON-CONTRAVENTION.   The execution, delivery and performance by Parent
       and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby do not and will not
       (a) contravene or conflict with the charter or bylaws of Parent or Merger Sub; (b) assuming compliance with the matters referred to in Section 5.3 hereof, and further assuming the accuracy of the representations and warranties of the Company and its performance of its covenants and agreements under this Agreement, contravene or conflict with, or constitute a violation of, any provision of any law, rule, regulation, judgment, injunction, order or decree binding upon Parent or Merger Sub which would, in any case, have a reasonable probability of having a material adverse effect on Parent or Merger Sub; or (c) constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of Parent or Merger Sub or to a loss of any benefit to which Parent or Merger Sub is entitled under any agreement, contract or other instrument binding upon Parent or Merger Sub which would, in any such case, have a reasonable probability of having a material adverse effect on Parent or Merger Sub.

5.5 DISCLOSURE DOCUMENTS. (a) The information with respect to Parent and its affiliates that Parent furnishes to the Company in writing specifically for use in the Company Information Statement will not, at the time the Company Information Statement or any amendment or supplement thereto is first mailed to stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(b) The information with respect to Parent and its affiliates that Parent furnishes to the Company in writing specifically for use in any other Company Disclosure Document will not, at the time of the filing thereof or of any supplement or amendment thereto and at the time of the distribution thereof, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(c) The Offer Documents, when filed, will comply as to form in all material respects with the applicable requirements of the 1934 Act and will not at the time of the filing thereof, at the time of any distribution thereof or at the time of consummation of the Offer, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, provided that this representation and warranty will not apply to statements included in, or omissions from, the Offer Documents based upon information furnished to Parent or Merger Sub in writing by the Company specifically for use therein.

5.6 BROKERS' FEES. Except for Lazard Freres & Co. LLC and Lazard Brothers & Co., Limited, which have been engaged by Parent, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Parent or Merger Sub who is entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

5.7    FINANCIAL ABILITY.   Parent and its affiliates have the funds necessary
       to consummate the Offer and the Merger, and Parent will cause such funds to be made available to Merger Sub at the time of consummation of the Offer and at the Effective Time so that Merger Sub will be able to consummate the Offer and the Merger in accordance with this Agreement. Parent has delivered to the Company a true and correct copy of its unconsolidated audited balance sheet as of September 30, 1998 and such balance sheet gives a true and fair view of the financial condition of Parent as of that date.

5.8 OPERATIONS AFTER THE MERGER. Parent currently intends that, after the Effective Time, the Surviving Corporation will be operated as a wholly owned subsidiary of Parent and Parent has no current intention to sell the Surviving Corporation.

6      COVENANTS OF THE COMPANY

The Company agrees that:

6.1    CONDUCT OF THE COMPANY.  From the date hereof until the Effective
       Time, except as set forth in Section 6.1 of the Company's Disclosure Schedule, as contemplated by this Agreement or as consented to in writing by Parent, the Company and its subsidiaries shall conduct their business in the ordinary course consistent with past practices and shall use their commercially reasonable efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the Effective Time, except as set forth in Section 6.1 of the Company's Disclosure Schedule or as consented to in writing by Parent, the Company will not do, and will not permit any of its subsidiaries to do, any of the following:

(a) (i) increase the compensation (or benefits) payable to or to become payable to any director or employee, except for increases in salary or wages of employees in the ordinary course of business and consistent with past practice; (ii) grant any severance or termination pay or enter into or amend in any respect any employment or severance agreement with any employee; (iii) establish, adopt, enter into or amend any collective bargaining agreement or benefit plan of the Company or any subsidiary; or (iv) take any action to accelerate any rights or benefits, or make any determinations not in the ordinary course of business consistent with past practices, under any collective bargaining agreement or employee benefit plan of the Company or any subsidiary;

(b) declare, set aside or pay any dividend on, or make any other distribution in respect of (whether in cash, stock or property), outstanding shares of capital stock, except for dividends by a wholly owned subsidiary of the Company to the Company or another wholly owned subsidiary of the Company;

(c) redeem, purchase or otherwise acquire any outstanding shares of capital stock of, or other equity interests in, or any securities that are convertible into or exchangeable for, any shares of capital stock of or other equity interests in, or any outstanding options, warrants or rights of any kind to acquire any shares of capital stock of or other equity interests in the Company or any of its subsidiaries (other than any purchase, forfeiture or retirement of Shares or Options occurring pursuant to the terms thereof (as in effect on the date of this Agreement));

(d) effect any reorganization or recapitalization of, or split, combine or reclassify, any of the capital stock of or other equity interests in the Company or any of its subsidiaries, or issue or authorize any other securities in respect of, in lieu of or in substitution for shares of such capital stock or such equity interests;

(e) offer, sell, issue or grant any shares of capital stock of or other equity interests in or any securities convertible into or exchangeable for (or accelerate any right to convert or exchange securities for) any shares of capital stock of or other equity interests in or any options, warrants or rights of any kind to acquire any shares of capital stock of or other equity interests in or any other voting securities of, the Company or any of its subsidiaries, or any "phantom" stock, "phantom" stock rights, stock appreciation rights or stock-based performance units, other than issuances of Shares upon the exercise of the Options outstanding prior to the date of this Agreement in accordance with the terms thereof (as in effect on the date of this Agreement);

(f) sell, lease, exchange or otherwise dispose of, or grant any Lien with respect to, any of the properties or assets of the Company or any of its subsidiaries that are, individually or in the aggregate, material to the business of the Company and its subsidiaries, except for dispositions of excess or obsolete assets and sales of inventories in the ordinary course of business;

(g) propose or adopt any amendments to its certificate of incorporation or bylaws or other organizational documents;

(h) settle the terms of any material litigation affecting the Company or any of its subsidiaries;

(i) make any material tax election (unless required by law or unless consistent with prior practice) or settle or compromise any material tax liability except, in each case, if Parent is given reasonable prior notice thereof; or

(j)    agree or commit to do any of the forgoing.

6.2 ACTION BY WRITTEN CONSENT; COMPANY INFORMATION STATEMENT. Unless the Merger is consummated in accordance with Section 253 of Delaware Law as contemplated by Section 8.5 hereof, and subject to applicable law, Parent shall, as soon as reasonably practicable after the consummation of the Offer, act by written consent as a stockholder of the Company to approve and adopt this Agreement and the Merger. In connection with such written consent, the Company (a) will promptly prepare and file with the SEC, will use its commercially reasonable efforts to have cleared by the SEC and will thereafter mail to its stockholders as promptly as practicable, the Company Information Statement and (b) will otherwise comply with all legal requirements applicable thereto.

6.3    ACCESS TO INFORMATION. From the date hereof until the Effective Time,
       (i) the Company will give Parent, its counsel, financial advisors, auditors and other authorized representatives reasonable access to the offices, properties, books and records of the Company and its subsidiaries; (ii) will furnish to Parent, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such persons may reasonably request; and (iii) will instruct the Company's employees, counsel and financial advisors to reasonably cooperate with Parent in its investigation of the business of the Company and its subsidiaries; PROVIDED that no investigation pursuant to this Section shall affect any representation or warranty given by the Company to Parent hereunder. All information furnished pursuant to this Section 6.3 will be subject to the Confidentiality Agreement dated January 19, 1999 between Parent and the Company.

6.4    NOTICES OF CERTAIN EVENTS.  The Company shall promptly notify Parent of:

(a) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement;

(b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

(c) any material actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge, threatened against, relating to, involving or otherwise affecting the Company or any of its subsidiaries or which relate to the consummation of the transactions contemplated by this Agreement.

7      COVENANTS OF PARENT

Parent agrees that:

7.1 OBLIGATIONS OF MERGER SUB. Parent will take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

7.2    INDEMNIFICATION AND INSURANCE.     Parent will, and Parent will cause the
       Surviving Corporation to, indemnify and hold harmless the present and former officers, directors and counsel of the Company in respect of acts or omissions occurring prior to the Effective Time to the fullest extent permitted under the Company's certificate of incorporation and bylaws in effect on the date hereof. Parent agrees that prior to the Closing, it will, at its election, either (i) permit the Company to purchase officers' and directors' liability insurance from its current officers' and directors' liability insurer covering claims made during the period of six years immediately following the Effective

       Time in respect of acts or omissions occurring prior to the Effective Time on terms with respect to coverage and amount substantially similar to those of the officers' and directors' liability insurance policy of the Company in effect on the date hereof (the "EXISTING COVERAGE") covering each such person currently covered by such policy (the "COVERED EMPLOYEES") or (ii) arrange to be provided to the Covered Employees officers' and directors' liability insurance covering claims made during the period of six years immediately following the Effective Time in respect of acts or omissions occurring prior to the Effective Time which is at least as favorable to the Covered Employees as the Existing Coverage. Parent will cause the Surviving Corporation to keep such insurance in effect for six years after the Effective Time. The provisions of this Section are for the benefit of and may be enforced after the Effective Time by the Covered Employees.

7.3    NOTICES OF CERTAIN EVENTS.  Parent shall promptly notify the Company of:

(a) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement;

(b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

(c) any material actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge, threatened, which relate to the consummation of the transactions contemplated by this Agreement.

8      COVENANTS OF THE PARTIES

The parties hereto agree that:

8.1 BEST EFFORTS. Subject to the terms and conditions of this Agreement and subject to the fiduciary duties under applicable law of the directors of the Company or of the directors constituting the Independent Committee (as determined by such directors in good faith after consultation with legal counsel), each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable, including but not limited to under all applicable laws, rules, regulations, decrees and orders, to consummate the transactions contemplated by this Agreement.

8.2 CERTAIN FILINGS. The Company and Parent shall reasonably cooperate with one another (a) in connection with the preparation of the Company Disclosure Documents and the Offer Documents; (b) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required, or any actions, consents, approvals or waivers are required, to be obtained from parties to any material agreements or instruments to which the Company is a party, in connection with the consummation of the transactions contemplated by this Agreement; and (c) in seeking any such actions, consents, approvals or waivers or in making any such filings, furnishing information required in connection therewith or with the Company Disclosure Documents or the Offer Documents and seeking timely to obtain any such actions, consents, approvals or waivers.

8.3 PUBLIC ANNOUNCEMENTS. Except as may be required by applicable law based on the advice of counsel, neither the Company nor Parent or Merger Sub will issue any press release or make any public statement with respect to this Agreement or the transactions contemplated hereby without the other's consent. In the event that counsel advises that any such press release is required by law, the party proposing to issue such press release will, unless impracticable, furnish a draft of the proposed press release to the other party before issuing it and give the other party such time as may be reasonable under the circumstances to review and comment on the press release.

8.4 FURTHER ASSURANCES. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all rights, title and interest in, to and under any of the rights, properties or assets of the Company or Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

8.5    SHORT FORM MERGER.   In the event that the sum of (i) the number of
       Shares tendered (and not withdrawn) pursuant to the Offer plus (ii) the number of Shares held by Parent, Merger Sub or any other affiliate of Parent that have not been tendered pursuant to the Offer, including Shares issuable to any of them upon conversion of Series A Preferred Shares and convertible debt of the Company held by any of them, represent 90% or more of the outstanding Shares on a fully-diluted basis (except that unexercised Options shall not be treated as outstanding for this purpose), the parties hereto agree to take all necessary and appropriate action to cause the Merger to be effective as soon as practicable after (and in any event within seven days after) the acceptance for payment and purchase of Shares by the Purchaser pursuant to the Offer in accordance with Section 253 of Delaware Law.

8.6 STATE TAKEOVER STATUTES. The parties acknowledge and agree that this Agreement, the Offer, the Merger and the other transactions contemplated thereby are exempt from the requirements of any "moratorium", "control-share", "fair-price", "affiliate transaction", "business combination" or other antitakeover laws and regulations of any state, including, without limitation, Section 203 of Delaware Law.

9      CONDITIONS TO THE MERGER

9.1 CONDITIONS TO THE OBLIGATIONS OF EACH PARTY. The obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction of the following conditions:

(a) Merger Sub shall have purchased the Shares tendered pursuant to the Offer;

(b) If required by Delaware Law, this Agreement and the Merger shall have been approved and adopted by the stockholders of the Company in accordance with Delaware Law; and

(c) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Merger.

10     TERMINATION

10.1 TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company):

(a)    by mutual written consent of the Company and Parent;

(b) by either the Company or Parent, if there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining the Company or Parent from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and non-appealable;

(c) by either the Company or Parent, if the Offer shall expire or terminate in accordance with its terms without any Shares being purchased thereunder and, in the case of termination by Parent, Merger Sub shall not have been required by the terms of the Offer or this Agreement to purchase any Shares pursuant to the Offer;

(d) by the Company if, prior to the acceptance for payment of Shares by Parent pursuant to the Offer, (i) any of the representations and warranties of Parent or Merger Sub contained in this Agreement that are qualified as to materiality were untrue or incorrect when made or have since become, and at the time of termination remain, incorrect (except that with respect to representations and warranties that are made as of a specified date, such right of termination shall apply only if such representations or warranties were untrue or incorrect as of such specified date) or any of the representations and warranties of Parent or Merger Sub that are not so qualified as to materiality were untrue or incorrect in any material respect when made or have since become, and at the time of determination remain, incorrect in any material respect (except that with respect to representations and warranties that are made as of a specified date, such right of termination shall apply only if such representations or warranties were untrue or incorrect in any material respect as of such date); PROVIDED that the Company may not terminate this Agreement pursuant to this Section (i) if the Company had knowledge as of the date hereof that the relevant representation or warranty was untrue or incorrect; or (ii) Parent or Merger Sub shall have breached or failed to comply in any material respect with any of their respective obligations under this Agreement, provided that if such breach is curable by the breaching party and so long as the breaching party continues to exercise its reasonable efforts to cure such breach, the Company shall not have the right to terminate the Agreement pursuant to this Section until the date 30 days after notice by the Company to the breaching party of such breach only if the breach has not been cured prior to that date (which cure period will not apply to a breach by Merger Sub of its obligation to commence the Offer within the time period specified in the first sentence of Section 1.1(a)); or

(e) by Parent if, prior to the acceptance for payment of Shares pursuant to the Offer, (i) any of the representations and warranties of the Company contained in this Agreement that are qualified as to materiality were untrue or incorrect when made or have since become, and at the time of termination remain, incorrect (except that with respect to representations and warranties that are made as of a specified date, such right of termination shall apply only if such representations or warranties were untrue or incorrect as of such specified date) or any of the representations and warranties of the Company that are not so qualified as to materiality were untrue or incorrect in any material respect when made or have since become, and at the time of determination remain, incorrect in any material respect (except that with respect to those representations and warranties that are made as of a specified date, such right of termination shall apply only if such representations or warranties were untrue and incorrect in any material respect as of such date); PROVIDED that Parent may not terminate this Agreement pursuant to this Section (i) if Parent had knowledge as of the date hereof that the relevant representation or warranty was untrue or incorrect as of that date; (ii) there shall have been a breach of any covenant or agreement on the part of the Company contained in this Agreement that shall not have been cured prior to 30 days after notice by the Company to Parent of such breach; or (iii) the Board of Directors of the Company (with the approval of the Independent
       Committee) shall have withdrawn or modified (including any amendment of Schedule 14D-9) in a manner adverse to Parent its approval or recommendation of the Offer, this Agreement or the Merger and shall not have reinstated such approval or recommendation within three business days thereof, shall have approved or recommended another offer or transaction that is inconsistent with the transactions contemplated hereby or shall have resolved to effect any of the foregoing.

(f) by the Company or Parent if the Effective Time shall not have occurred within 120 days (or within seven days in the circumstances contemplated by Section 8.5) after the purchase of the tendered Shares pursuant to the Offer, provided that the right to terminate this Agreement under this
       Section 10.1(f) shall not be available to a party whose action or failure to act has been the cause of or resulted in the failure of the Merger to be consummated on or before such date and such action or failure to act constitutes a breach of this Agreement.

       The party desiring to terminate this Agreement pursuant to this Section (other than pursuant to Section 10.1(a) hereof) shall give notice of such termination to the other parties hereto in accordance with Section 11.1 hereof.

10.2   EFFECT OF TERMINATION.  If this Agreement is terminated pursuant to
       Section 10.1 hereof, this Agreement shall become void and of no effect, with no liability on the part of any party hereto, except for liability for damages resulting from any breach by a party of any representation, warranty, covenant or agreement contained in this Agreement; PROVIDED, HOWEVER, that if either the Company, on the one hand, or Parent and Merger Sub, on the other hand, terminates this Agreement as a result of, or arising from, any material breach by the other of any representation, warranty, covenant or agreement contained in this Agreement (including, for these purposes, any termination by the Company of this Agreement pursuant to Section 10.1(f)), then in such event Parent or the Company, as the case may be, shall pay or reimburse the other party for all professional fees and other out-of-pocket costs incurred by it in connection with the negotiation of, or otherwise related to, this Agreement and the transactions contemplated hereby; PROVIDED, FURTHER, HOWEVER, that if any party terminates this Agreement pursuant to Section 10.1(c) as a result of the Minimum Condition not having been satisfied, then in such event Parent shall pay or reimburse the Company for up to $1,000,000 of professional fees and other out-of-pocket costs incurred by it in connection with the negotiation of, or otherwise related to, this Agreement and the transactions contemplated hereby. Any such expense payment or reimbursement shall not be exclusive but rather shall be in addition to any liability Parent, Merger Sub or the Company, as the case may be, may have for other damages resulting from any breach of any representation, warranty, covenant or agreement contained in this Agreement or any other rights or remedies that the non-defaulting party may have at law or in equity. Notwithstanding the foregoing, the agreements contained in Sections 10.2 and 10.3 hereof and Article 11 hereof shall survive the termination hereof.

10.3 EXPENSES. Except as set forth in Section 2.1(d) and 10.2, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

11     MISCELLANEOUS

11.1 NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given,

       if to Parent or Merger Sub, to:

       Security Services plc
       Sutton Park House
       Sutton, Surrey SM1 4LD
       United Kingdom
       Attn: Nigel Griffiths, Director and Company Secretary
       Telephone:   44-171-770-7000
       Telecopier:  44-171-770-1145

       with a copy to:

       Weil, Gotshal & Manges
       One South Place
       London EC2M 2WG
       United Kingdom
       Attn:  Douglas Warner, Esq.
       Telephone:    44-171-903-1000
       Telecopier:   44-171-903-0990

       if to the Company, to:

       Intek Global Corporation
       99 Park Avenue
       New York, NY 10016
       U.S.A.
       Attn:
       Telephone:
       Telecopier:

       with a copy to:

       Manatt, Phelps & Phillips, LLP
       11355 West Olympic Boulevard
       Los Angeles, CA 90064
       U.S.A.
       Attn: Nancy H. Wojtas, Esq.
       Telephone:    310-312-4307
       Telecopier:   310-312-4224
       and to:

       Dean Howard Frank
       Independent Committee of the Board of Directors
          of Intek Global Corporation
       Maryland Business School
       Van Munching Hall
       College Park, MD 20742-1815
       Telephone:    301-405-2308
       Telecopier:   301-314-9120

       with a copy to:

       Gibson, Dunn & Crutcher, LLP
       200 Park Avenue
       New York, NY 10166-0193
       Attn: Steven P. Buffone, Esq.
       Telephone:    212-351-3936
       Telecopier:   212-351-4035

       or to such other address or telecopy number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified or (b) if given by any other means, when delivered at the address specified in this Section.

11.2 SURVIVAL. The representations, warranties, covenants and agreements contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time. Notwithstanding the foregoing, this Section shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Effective Time.

11.3 AMENDMENTS; NO WAIVERS. (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Parent and Merger Sub or in the case of a waiver, by the party against whom the waiver is to be effective. The approval of the Independent Committee shall be required for any consent of the Company referred to in Section 1.1 hereof or elsewhere herein, any amendment or modification of this Agreement, any extension by the Company of the time for the performance of any obligations or other acts of Parent or Merger Sub, any waiver of any of the Company's rights under this Agreement and any other action by the Company pursuant to or with respect to this Agreement.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

11.4 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto except that Parent may transfer or assign, in whole or from time to time in part, to one or more of its subsidiaries, the right to purchase shares pursuant to the Offer, but any such transfer or assignment will not relieve Parent of its obligations under the Offer or prejudice the rights of tendering stockholders to receive payment for Shares validly tendered and accepted for payment pursuant to the Offer.

11.5 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement, except for Sections 2.3, 2.5 and 7.2 hereof (which are intended to be for the benefit of the persons referred to therein, and may be enforced by such persons).

11.6 GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the law of the State of Delaware applicable to agreements entered into and to be performed wholly within such state.

11.7 JURISDICTION. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal court located in the State of Delaware or any Delaware state court, and each of the parties hereby consents to jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the venue of any such suit, action or proceeding. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.1 hereof shall be deemed effective service of process on such party.

11.8 COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

11.9 ENTIRE AGREEMENT. This Agreement and the Confidentiality Agreement dated January 19, 1999 between Parent and the Company constitute the entire agreement among the parties with respect to the subject matter of this Agreement and supersede all other prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

11.10 CAPTIONS. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

11.11 SEVERABILITY. If any of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any parties. Upon such a determination, the offending term, provision, covenant or restriction shall be deemed to be modified as necessary so as to effect the original intent of the parties as closely as possible in an enfoceable manner in order that the transactions contemplated hereby shall be consummated as originally contemplated to the fullest extent possible.

11.12  DEFINITIONS. (a)  For purposes of this Agreement:

     "affiliate" means, with respect to any person, any other person directly or indirectly controlling, controlled by, or under common control with such person.

     "beneficial owner" (including the term "beneficially own" or correlative terms) have the meaning ascribed to such term under Rule 13d-3(a) of the 1934 Act.

     "business day" shall have the meaning ascribed to such term under Rule 14d-1 of the 1934 Act.

     "group" shall have the meaning ascribed to such term under Section 13(d)(3) of the 1934 Act.

     "knowledge" of any person that is not an individual means the actual knowledge of those individuals listed in Section 11.12 of the Company's Disclosure Schedule.

     "material adverse effect" means, when used in connection with Parent or the Company, (i) a material adverse effect on the business, operations, assets, liabilities, financial condition or results of operations of Parent and its subsidiaries, taken as a whole, or the Company and its subsidiaries, taken as a whole, as the case may be, or (ii) a material impairment of the ability of the Parent or the Company, as the case may be, to consummate the transactions contemplated by this Agreement.

     "officer" means, in the case of Parent and the Company, each executive officer of Parent or the Company, as applicable, within the meaning of Rule 3b-7 of the 1934 Act.

     "person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "subsidiary" means, with respect to any person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such person.

     "wholly owned subsidiary" means, with respect to the Company, any subsidiary of the Company all of the issued and outstanding voting securities (other than qualifying shares) of which are beneficially owned by the Company or a wholly owned subsidiary of the Company.

     Any reference in this Agreement to a statute shall be to such statute as amended from time to time, and to the rules and regulations promulgated thereunder.

(b) Each of the following terms is defined in the Section set forth opposite such term:


TERM                                                                          SECTION
1933 Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.6(b)
1934 Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.1(a)
Balance Sheet. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4.8
Balance Sheet Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4.8
Certificate of Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2.1
Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2.1
Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2.1
Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Preamble
Company Disclosure Documents . . . . . . . . . . . . . . . . . . . . . . . . . . .4.9
Company Disclosure Schedule. . . . . . . . . . . . . . . . . . . . . . . . .Article 4
Company Information Statement. . . . . . . . . . . . . . . . . . . . . . . . . . .4.9
Company Permits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.12
Company SEC Documents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4.7
Company Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4.5
Company Stock Option Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . .2.5
Covered Employees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7.2
Covered Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.14
Delaware Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2.1
Effective Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2.1
Exchange Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2.3
GAAP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4.8
Independent Committee. . . . . . . . . . . . . . . . . . . . . . . . . . . . Preamble
Lien . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4.4
Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Preamble
Merger Consideration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2.2
Merger Sub . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Preamble
Minimum Condition. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1.1
Offer. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Preamble
Offer Documents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1.1
Option . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2.5
Parent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Preamble
Regulation S-X . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4.10(h)
Schedule 13E-3 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1.1
Schedule 14D-1 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1.1
Schedule 14D-9 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1.1
SEC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1.1
Series A Preferred Shares. . . . . . . . . . . . . . . . . . . . . . . . . . Preamble
Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Preamble
Surviving Corporation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2.1
Takeover Statutes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.14
Third Party. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6.4


       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                          INTEK GLOBAL CORPORATION



                                          By:    /s/ Robert J. Shiver
                                                 --------------------------
                                          Name:  Robert J. Shiver
                                          Title:   Chief Executive Officer



                                          SECURITY SERVICES PLC


                                          By:    /s/ Nigel Griffiths
                                                 --------------------------
                                          Name:  Nigel Griffiths
                                          Title:   Director



                                          IGC ACQUISITION CORP.

                                          By:    /s/ C. Grice McMullan, Jr.
                                                 --------------------------
                                          Name:  C. Grice McMullan, Jr.
                                          Title:   Chairman of the Board
                                                     and President

                                    ANNEX I

       Notwithstanding any other provision of the Offer, Merger Sub (x) shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) promulgated under the 1934 Act (relating to Merger Sub's obligation to pay for or return tendered Shares promptly after termination or withdrawal of the Offer), pay for any Shares,
(y) may delay the acceptance for payment of or payment for any Shares or (z) subject to the terms of the Merger Agreement, may terminate or amend the Offer as to any Shares not then paid for, if (i) the Minimum Condition shall not have been satisfied or (ii) at any time prior to the acceptance for payment of Shares pursuant to the Offer, any of the following conditions exist or shall occur:

(a) there shall have occurred any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market, any declaration of a banking moratorium by federal or New York authorities or general suspension of payments in respect of lenders that regularly participate in the United States market in loans to large corporations, any material limitation by any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency in the United States that materially affects the extension of credit generally by lenders that regularly participate in the United States market in loans to large corporations, any commencement of a war involving the United States or any commencement of armed hostilities or other national or international calamity involving the United States, that in any such case has a material adverse effect on bank syndication or financial markets in the United States or in the case of any of the foregoing occurrences existing on or at the time of the commencement of the Offer, a material acceleration or worsening thereof; or

(b) there shall be pending any action or proceeding (or any investigation or other inquiry that might result in such an action or proceeding) by any governmental authority or administrative agency before any governmental authority, administrative agency or court of competent jurisdiction, domestic or foreign, or there shall be in effect any judgment, decree or order of any governmental authority, administrative agency or court of competent jurisdiction, or any other legal restraint, preventing or seeking to prevent consummation of the Offer, the Merger or the other transactions contemplated by the Merger Agreement, prohibiting or seeking to prohibit or limiting or seeking to limit Parent or Merger Sub from exercising any material rights and privileges pertaining to the ownership of the Shares or compelling or seeking to compel any party or any of its subsidiaries to dispose of or hold separate all or any portion of the business or assets of Parent or the Company or any of their respective subsidiaries that is material in relation to the consolidated business or assets of Parent and its subsidiaries or the Company and its subsidiaries, in each case as a result of the Offer, the Merger or the other transactions contemplated by the Merger Agreement; or

(c) Parent, Merger Sub, the Company or their affiliates shall have failed to make any filings with or to obtain any approvals by or authorizations from any governmental body, agency, official or authority, or any applicable waiting period related thereto shall not have expired or been terminated, which filings, approvals or authorizations (or the expiration of such waiting periods) are legally required to be obtained or made by them (or to have expired or terminated) prior to the consummation of the Offer and which, if not obtained or made (or expired or terminated) would, individually or in the aggregate, have a reasonable probability of having a material adverse effect on Parent or the Company; or

(d) the Company shall have failed to perform in all material respects all of its obligations under the Merger Agreement required to be performed by it at or prior to the time Shares are accepted for payment pursuant to the Offer, and shall not have cured such failure prior to 30 days after notice thereof by Parent to the Company; or

(e) the representations and warranties of the Company contained in the Merger Agreement shall not be true and correct in all material respects at and as of the time Shares are accepted for payment pursuant to the Offer as if made at and as of such time (except as to those representations and warranties that are made as of a specified date, which shall be true and correct in any material respect as of such date), and Parent shall not have had knowledge as of the date hereof that the relevant representation or warranty was untrue or incorrect in any material respect as of the date hereof; or

(f) the Merger Agreement shall have been terminated in accordance with its terms; or

(g) the Board of Directors of the Company shall have withdrawn or modified its recommendation of the Offer or the Merger;

which, in the reasonable good faith judgment of Parent in any such case, and regardless of the circumstances (including any action or omission by Parent not inconsistent with the terms hereof) giving rise to any such condition, makes it inadvisable to proceed with such acceptance for payment or payment.

                                   EXHIBIT A


                      DIRECTORS OF THE SURVIVING CORPORATION


Robert B. Kelly

Robert J. Shiver

John Wareham

Steven L. Wasserman

Roger Wiggs

Michael Wilkinson